Contact:	Ray Harlin
Chief Financial Officer
(423) 510-3323

U.S. XPRESS ENTERPRISES, INC. ANNOUNCES FIRST QUARTER EXPECTATIONS
AND RELATED CONFERENCE CALL

CHATTANOOGA, Tenn. (March 30, 2005) — U.S. Xpress Enterprises, Inc. (NASDAQ/NM: XPRSA) announced today that it anticipates financial results for the first quarter ended March 31, 2005, in the range of a net loss of $0.11 per share to $0.14 per share, compared with net income of $0.06 per share for the first quarter of 2004. Revenues are expected to be approximately $270.0 million, compared to $234.6 million in the first quarter of 2004.

The Company issued the following comments on the expected first quarter results:

The anticipated results for the quarter in the U.S. Xpress truckload segment were negatively impacted by various factors principally relating to a greater than expected seasonal freight downturn, higher operating costs, including record high fuel prices, and difficulty in attracting drivers, which resulted in an approximately 2% decline in average seated tractors when compared to the fourth quarter of 2004. Our anticipated average diesel fuel prices, including taxes, are approximately 30% higher than the 2004 first quarter prices. This higher fuel cost, net of the impact of fuel surcharge, is expected to negatively impact quarter over quarter operating income by approximately $1.8 million, or $0.06 per share. Our average revenue per loaded mile, excluding fuel surcharges, is expected to increase by 9.5% to approximately $1.48, compared to $1.35 in the first quarter of 2004. This increase is lower than our expectations for the quarter due in part, we believe, to the soft freight demand, which affected our total revenues and our ability to cover higher operating costs.

We anticipate that we will incur an operating loss ranging from $2.7 million to $3.0 million in our Xpress Global segment due primarily to losses incurred in our airport-to-airport operations. As previously disclosed, during the quarter we made various changes in management and initiated a number of actions to reduce costs and improve margins in this segment of our business. Although we are disappointed with the expected first quarter results, we anticipate that the actions we have taken will help improve results in this segment of our business throughout the remainder of 2005.

Historically, the first quarter has represented our most difficult quarter due to a seasonally softer freight market in each of our business segments and higher operating expenses. Consequently, the last three quarters of the year generally have contributed a disproportionate share of our profits. We currently anticipate that fundamentals within the truckload industry, including a strong economy and limited tractor capacity, should provide an environment conducive to improving rates and utilization for the remainder of 2005. We continue to pursue and have been successful in achieving meaningful rate increases in connection with renewal of customer contracts. We are executing our strategy of allocating our truckload assets to more profitable business units. In particular, our expedited rail and dedicated contract business continued to grow during the quarter. In addition, Arnold Transportation, in which we have held a 49% equity interest since December 2004, is expected to experience strong revenue growth in the first quarter and to contribute positively to our first quarter results.

We will conduct a conference call today at 9:30 a.m. EST, to discuss this announcement. The number to call for this interactive teleconference is (719) 457-2617. A replay of the conference call will be available through April 6, 2005, by dialing (719) 457-0820 and entering the passcode 4853668. We also will provide a live broadcast of the conference call online at www.usxpress.com, as well as http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=80059&eventID=1044926 on March 30, 2005, beginning at 9:30 a.m. EST. The online replay will follow shortly after the call and continue through April 13, 2005.

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4080 Jenkins Road, Chattanooga, TN 37421
423.510.3000

XPRSA Announces First Quarter Expectations and Related Conference Call

March 30, 2005

U.S. Xpress Enterprises, Inc. is the fifth largest publicly owned truckload carrier in the United States, measured by revenue. The Company provides dedicated, regional, and expedited team truckload services throughout North America, with regional capabilities in the West, Midwest, and Southeastern United States. The Company is one of the largest providers of expedited and time-definite services in the truckload industry and is a leader in providing expedited intermodal rail services. Xpress Global Systems, Inc., a wholly owned subsidiary, is a provider of transportation, warehousing, and distribution services to the floorcovering industry and provides airport-to-airport transportation services to the airfreight and airfreight forwarding industries through a network of 81 locations in North America. The Company also participates in logistics services through its joint ownership of Transplace, an Internet-based global transportation logistics company. Additionally, U.S. Xpress has a 49% equity ownership interest in Arnold Transportation Services, Inc., which provides regional, dedicated, and medium length of haul services with a fleet of approximately 1,500 trucks. Please visit the Company’s website at www.usxpress.com.

This press release contains certain statements that may be considered “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements generally may be identified by their use of terms or phrases such as “expects,” “estimates,” “anticipates,” “projects,” “believes,” “plans,” “intends,” “may,” “will,” “should,” “could,” “potential,” “continue,” “future,” and terms or phrases of similar substance. In this press release, these statements include, without limitation, statements relating to our anticipated revenues and loss per share for the first quarter of 2005; expected fuel cost impact for the first quarter of 2005, expected revenue per loaded mile for our truckload segment for the first quarter of 2005; the anticipated operating loss of our Xpress Global segment for the first quarter of 2005; expected improvements in the results of our Xpress Global segment as the result of management changes and initiatives to reduce costs and improve margins; anticipated improvement in freight demand and our results of operations throughout the remainder of 2005 as a result of seasonal patterns and favorable industry fundamentals, such as a strong economy and limited tractor capacity; our ability to obtain rate increases and utilization improvements and execute our strategy of allocating truckload assets to more profitable areas of our truckload business; and the expected positive contribution of Arnold Transportation to our results for the first quarter of 2005. The following factors, among others, could cause actual results to differ materially from those expressed in forward-looking statements: the risk that a seasonal upturn in freight volumes and pricing does not occur; the risk that we will be unable to obtain the level of rate increases that we expect regardless of increased freight volumes; the risk that our perception of industry fundamentals is incorrect; the risk that the actions we have taken to increase margins and reduce costs in our Xpress Global segment will not be effective; further increases in the compensation of or difficulty in attracting and retaining qualified drivers and independent contractors; further fluctuations in the price or availability of diesel fuel or in surcharge collection; recessionary economic cycles and downturns in customers’ business cycles; excess tractor or trailer capacity in the trucking industry; decreased demand for our services or loss of one or more of our major customers; surplus inventories; strikes, work slow downs, or work stoppages at our facilities or at customers, ports, or other shipping related facilities; increases in interest rates, fuel taxes, tolls, and license and registration fees; increases in the prices paid for new revenue equipment and changes in the resale value of our used equipment; elevated experience in the frequency and severity of claims relating to accident, cargo, workers’ compensation, health, and other claims; increased insurance premiums; fluctuations in claims expenses that result from high self-insured retention amounts and differences between estimates used in establishing and adjusting claims reserves and actual results over time; adverse changes in claims experience and loss development factors; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; regulatory requirements that increase costs or decrease efficiency, including revised hours-of-service requirements for drivers and new emissions control regulations; our ability to execute our business strategy; our ability to grow our revenue at historical rates; the loss of one of our senior officers; our ability to finance revenue equipment purchases and other capital requirements, and to do so on acceptable terms; the risk that our substantial indebtedness and operating lease obligations could adversely impact our ability to respond to changes in our industry or business, or that we could be unable to comply with the restrictive and financial covenants contained therein; the risk that railroad service instability could increase our costs and reduce our ability to offer expedited intermodal rail service; and our ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations. Readers should review and consider these factors along with our various disclosures in filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

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